                                                                      EXHIBIT 12
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES
                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Thousands)

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

                                                                           Year Ended
                                     --------------------------------------------------------------------------------------------
                                     January 30, 1999  January 31, 1998    February 1, 1997   February 3, 1996   January 28, 1995
                                     ----------------  ----------------    ----------------   ----------------   ----------------
Adjusted Earnings
-----------------

Pretax earnings                             2,363,646          $400,390            $675,208         $1,184,511           $744,343

Portion of minimum rent                       229,747           246,162             237,419            223,100            204,716
($689,240 in 1998, $738,487
in 1997, $712,258 in 1996,
$669,301 in 1995, and
$614,147 in 1994)
representative of interest

Interest on indebtedness                       68,528            68,728              75,363             77,537             65,381

Minority interest                              64,564            56,473              45,646             22,374                  -
                                     ----------------  ----------------    ----------------   ----------------   ----------------

Total earnings as adjusted                 $2,726,485          $771,753          $1,033,636         $1,507,522         $1,014,440
                                     ================  ================    ================   ================   ================

Fixed Charges
-------------

Portion of minimum rent
representative of interest                    229,747          $246,162            $237,419           $223,100           $204,716

Interest on indebtedness                       68,528            68,728              75,363             77,537             65,381
                                     ----------------  ----------------    ----------------   ----------------   ----------------

Total fixed charges                          $298,275          $314,890            $312,782           $300,637           $270,097
                                     ================  ================    ================   ================   ================
Ratio of earnings to fixed charges              9.14x             2.45x               3.30x              5.01x              3.76x
                                     ================  ================    ================   ================   ================
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